UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): October 13, 2015

CARPENTER TECHNOLOGY CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	1-5828	23-0458500
(State of or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer I.D. No.)

P.O. Box 14662 Reading, Pennsylvania		19612-4662
(Address of principal executive offices)		(Zip Code)

(610) 208-2000
Registrant’s telephone number, including area code

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐                                    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐                                    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐                                    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐                                    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07 — Submission of Matters to a Vote of Security Holders.

The Annual Meeting of Stockholders (the “Annual Meeting”) of Carpenter Technology Corporation (the “Company”) was held on October 13, 2015.  The following matters were voted on by the Company’s stockholders at the Annual Meeting and the final voting results for each matter are provided below.

Proposal No. 1 - Election of Three Directors.  The following nominees were elected to the Board of Directors for a term expiring in 2018:

Nominee	Votes For	Votes Withheld	Broker Non-Votes

Carl G. Anderson, Jr.	41,423,252	2,396,308	2,930,914
Dr. Philip M. Anderson	39,875,212	3,944,348	2,930,914
Dr. Jeffrey Wadsworth	39,884,860	3,934,700	2,930,914

Proposal No. 2 - Approval of Appointment of Independent Registered Public Accounting Firm.  The Company’s stockholders approved the appointment of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for fiscal year 2016:

Votes For	Votes Against	Abstain
46,377,157	349,295	24,022

Proposal No. 3 -Approval of the Compensation of the Company’s Named Officers, in an Advisory Vote. The Company’s stockholders approved the compensation of the Company’s named officers, in an advisory vote:

Votes For	Votes Against	Abstain	Broker Non-Votes
42,746,080	910,930	162,550	2,930,914

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CARPENTER TECHNOLOGY CORPORATION

	By	/s/ James D. Dee
James D. Dee
Vice President, General Counsel and Secretary

Date: October 15, 2015

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